                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report (and to all references to our Firm), included in or made a part of this Registration Statement.



                                     /s/ T.N. SOONG & CO.

                                     T.N. SOONG & CO.
                                     A Member Firm of Arthur Andersen Worldwides
                                     Taipei, Taiwan, the Republic of China
                                     July 18, 2000